Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Announces Third Quarter 2020 Financial Results

Exceeds high end of revenue and adjusted EBITDA guidance

Outlines priorities to unlock shareholder value

Charleston, S.C. – November 5, 2020 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading  benefits technology platform that simplifies benefits administration for employers, health plans and brokers, today announces its third quarter 2020 financial results.

Highlights include:

•	Exceeded guidance for revenue and adjusted EBITDA
•	Enabled key customer implementations:
o	Successful first open enrollment for University of Texas System
o	Three new large health plan customers initiated use of the company’s end-to-end, quote to pay solution
•	Added new benefit catalog suppliers:
o	Financial wellness partners, Lincoln Financial Group and PayActive
o	Family planning and reproductive health innovator, Natalist
•	Delivered enhanced digital resources for benefits shopping experience and employee communications

“I am pleased to report exceptional third quarter results and am convinced we have the ability to unlock substantial shareholder value,” said Steve Swad, president and chief executive officer of Benefitfocus. “Achieving our enhanced value creation goal is based on three key priorities:

•	First is customer centricity; our team is 100% focused right now on the most important promise we make to our customers, which is to deliver a successful open enrollment.
•	Second is to improve profitability and become the most efficient and best performing company in our industry.
•	And third is a focus on three key strategic areas – enrollment, engagement and data – to drive industry leadership and future growth.”

Alpana Wegner, chief financial officer, said, “Benefitfocus exceeded the high end of our guidance for revenue and adjusted EBITDA. This financial performance was driven primarily by the decisive cost-reduction actions initiated earlier this year in response to the pandemic, and efficiencies from our investments in automation and process improvements. As we execute on our three key priorities, we expect to continue to improve profitability and invest in future growth opportunities.”

Third Quarter 2020 Financial Highlights

Revenue

•	Total revenue was $63.6 million, down 11% compared to the third quarter of 2019.

•	Software services was $50.6 million, 7% lower compared to the third quarter of 2019. Software services comprise subscription and platform revenue.
o	Subscription revenue was $45.0 million, a decrease of 10% compared to the third quarter of 2019.
o	Platform revenue was $5.6 million, an increase of 36% compared to the third quarter of 2019.
•	Professional services revenue was $13.0 million, down 26% compared to the third quarter of 2019.

Net Loss

•

GAAP net loss was ($4.4) million, compared to ($12.6) million in the third quarter of 2019. GAAP net loss per share was ($0.19), based on ($6.0) million net loss available to common stockholders and 32.3 million basic and diluted weighted average common shares outstanding, compared to ($0.38) for the third quarter of 2019, based on ($12.6) million net loss available to common stockholders and 32.7 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net loss was ($1.1) million compared to ($7.5) million in the third quarter of 2019. Non-GAAP net loss per share was ($0.08) and ($0.23) in the third quarter of 2020 and 2019, respectively, based on ($2.7) million and ($7.6) million net loss available to common stockholders and 32.3 million and 32.7 million basic and fully diluted weighted average common shares outstanding for the third quarter of 2020 and 2019, respectively.

•	Adjusted EBITDA was $10.5 million, compared to $2.9 million in the third quarter of 2019.
•	Free cash flow was $11.3 million, compared to ($6.3) in the third quarter of 2019.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash and cash equivalents and marketable securities at September 30, 2020 totaled $176.0 million, compared to $183.5 million at the end of the second quarter of 2020.
•	During the third quarter of 2020, we repurchased $18.8 million of our convertible senior notes at a cost of approximately $14.6 million, which resulted in a gain of $1.1 million.

Business Outlook

Based on information available as of November 5, 2020, Benefitfocus is providing guidance for the fourth quarter and maintaining full year 2020 guidance as indicated below.

Fourth Quarter 2020:

•	Total revenue is expected to be in the range of $68.1 million to $78.1 million.
•

Non-GAAP net income is expected to be between zero and $5 million, or ($0.05) per share based on 32.3 million basic shares outstanding and $0.08 per share based on 35.0 million diluted weighted average common shares outstanding based on a range of between ($1.6) million net loss to $3.0 million net income available to common shareholders.

•	Adjusted EBITDA is expected to be in the range of $11.2 million to $16.2 million.

Full Year 2020:

•	Total revenue is expected to be in the range of $260 million to $270 million.
•

Non-GAAP net loss is expected to be in the range of ($16.0) million to ($11.0) million, or ($0.59) to ($0.44) per share, based on 32.3 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $35 million to $40 million.
•	Free cash flow is expected to be in the range of $10 million to $20 million.

Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring charges.

Management has not reconciled forward-looking non-GAAP net income, non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net income, GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Thursday, November 5, 2020, at 5:00 p.m. ET. To access this call, dial (800) 738-1032 (domestic) or (212) 231-2935 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until November 12, 2020, and can be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with passcode 21971109.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers' health, wealth, property and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers, carriers and suppliers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income/loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income/loss, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, if any, restructuring charges, if any, gain or loss on extinguishment of debt, if any, and costs not core to our business, if any. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill and intangible assets, transaction and acquisition-related costs expensed, restructuring charges, gain or loss on extinguishment of debt, and costs not core to our business. We define free cash flow as cash used in operating activities less capital expenditures, adjusted to eliminate restructuring charges. Beginning in the third quarter of 2020, we revised our definitions of non-GAAP net loss/income and net loss/income per common share and adjusted EBITDA to also exclude gain or loss of extinguishment of debt.  The revisions to these definitions had no impact on our reported non-GAAP net loss/income and net loss/income per common share and adjusted EBITDA for periods prior to the three months ended September 30, 2020. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and uncertainties arising from the recent U.S. elections; our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; our ability to maintain our culture, retain and motivate qualified personnel; the immature and volatile market for our products and services; risks related to changing healthcare and other applicable regulations; risks associated with acquisitions; cyber-security risks; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$63,583	$71,665	$191,911	$208,543
Cost of revenue(1)(2)(3)	30,113	35,588	94,422	101,242
Gross profit	33,470	36,077	97,489	107,301
Operating expenses:(1)(2)(3)
Sales and marketing	12,405	18,527	39,863	57,464
Research and development	11,439	14,088	34,252	41,639
General and administrative	9,424	10,772	29,320	34,353
Restructuring costs	–	–	5,616	–
Total operating expenses	33,268	43,387	109,051	133,456
Loss from operations	202	(7,310)	(11,562)	(26,155)
Other income (expense):
Interest income	40	673	563	2,095
Interest expense	(5,771)	(5,926)	(17,524)	(17,577)
Gain on repurchase of convertible senior notes	1,138	–	1,138	–
Other (expense) income	1	3	8	(61)
Total other expense, net	(4,592)	(5,250)	(15,815)	(15,543)
Loss before income taxes	(4,390)	(12,560)	(27,377)	(41,698)
Income tax expense	6	17	17	26
Net loss	(4,396)	(12,577)	(27,394)	(41,724)
Preferred dividends	(1,600)	–	(2,062)	–
Net loss available to common stockholders	$(5,996)	$(12,577)	$(29,456)	$(41,724)
Comprehensive loss	$(5,996)	$(12,577)	$(29,456)	$(41,724)

Net loss per common share:
Basic and diluted	$(0.19)	$(0.38)	$(0.91)	$(1.29)
Weighted-average common shares outstanding:
Basic and diluted	32,263,876	32,703,723	32,320,201	32,460,494

(1) Stock-based compensation included in above line items:
Cost of revenue	$1,304	$798	$2,604	$2,388
Sales and marketing	766	923	2,240	2,597
Research and development	785	690	1,717	2,600
General and administrative	1,004	2,004	4,298	6,916

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$321	$305	$961	$712
Sales and marketing	82	97	256	246
Research and development	119	118	342	289
General and administrative	46	49	146	117

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$18	$3	$425	$1,005

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2020	As of December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$108,240	$130,976
Marketable securities	67,807	–
Accounts receivable, net	29,899	33,754
Contract, prepaid and other current assets	14,021	21,523
Total current assets	219,967	186,253
Property and equipment, net	30,502	28,669
Financing lease right-of-use assets	70,970	78,520
Operating lease right-of-use assets	1,467	1,715
Intangible assets, net	10,962	12,667
Goodwill	12,857	12,857
Deferred contract costs and other non-current assets	9,987	11,002
Total assets	$356,712	$331,683
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$2,475	$9,563
Accrued expenses	8,116	10,526
Accrued compensation and benefits	15,736	15,246
Deferred revenue, current portion	28,239	33,429
Lease liabilities and financing obligations, current portion	6,297	6,871
Total current liabilities	60,863	75,635
Deferred revenue, net of current portion	4,543	5,079
Convertible senior notes	181,486	187,949
Lease liabilities and financing obligations, net current portion	80,885	88,572
Other non-current liabilities	3,582	92
Total liabilities	331,359	357,327
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 0 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively, liquidation preference $45 per share as of September 30, 2020	79,193	–
Stockholders' deficit:
Common stock, par value $0.001, 50,000,000 shares authorized, 32,288,044 and 32,788,980 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	32	33
Additional paid-in capital	425,283	426,025
Accumulated deficit	(479,155)	(451,702)
Total stockholders' deficit	(53,840)	(25,644)
Total liabilities, redeemable preferred stock and stockholders' deficit	$356,712	$331,683

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(27,394)	$(41,724)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	18,479	16,629
Stock-based compensation expense	10,859	14,501
Accretion of interest on convertible senior notes	8,834	8,377
Interest accrual on finance lease liabilities	71	25
Rent expense less than payments	(24)	(6)
Non-cash interest income for short-term investments	16	–
Gain on extinguishment of debt	(1,138)	–
Provision for doubtful accounts	111	108
Changes in operating assets and liabilities:
Accounts receivable, net	3,685	(12,791)
Accrued interest on short-term investments	(38)	–
Contract, prepaid and other current assets	7,502	1,282
Deferred costs and other non-current assets	1,014	3,746
Accounts payable and accrued expenses	(9,157)	(642)
Accrued compensation and benefits	490	(1,524)
Deferred revenue	(5,726)	(11,427)
Other non-current liabilities	3,490	(69)
Net cash and cash equivalents provided by (used in) operating activities	11,074	(23,515)
Cash flows from investing activities
Purchases of short term investments held to maturity	(67,785)	–
Business combination, net of cash acquired	–	(20,914)
Purchases of property and equipment	(9,739)	(10,604)
Net cash and cash equivalents used in investing activities	(77,524)	(31,518)
Cash flows from financing activities
Draws on revolving line of credit	10,000	–
Payments on revolving line of credit	(10,000)	–
Repurchase of convertible senior notes	(14,619)	–
Payments of debt issuance costs	(154)	(357)
Cancellation of convertible senior notes capped call hedge	26	–
Proceeds from issuance of preferred stock, net of issuance costs	79,192	–
Payments of preferred dividends	(2,062)	–
Repurchase of common stock	(9,667)	–
Proceeds from exercises of stock options and ESPP	513	305
Payments on financing obligations	(635)	(1,032)
Payments of principal on finance lease liabilities	(8,880)	(4,112)
Net cash and cash equivalents provided by (used in) financing activities	43,714	(5,196)
Net decrease in cash and cash equivalents	(22,736)	(60,229)
Cash and cash equivalents, beginning of period	130,976	190,928
Cash and cash equivalents, end of period	$108,240	$130,699

Benefitfocus, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share and per share date)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$33,470	$36,077	$97,489	$107,301
Amortization of acquired intangible assets	321	305	961	712
Stock-based compensation expense	1,304	798	2,604	2,388
Total net adjustments	1,625	1,103	3,565	3,100
Non-GAAP gross profit	$35,095	$37,180	$101,054	$110,401

Reconciliation from Operating Income (Loss) to Non-GAAP Operating Income (Loss):
Operating income (loss)	$202	$(7,310)	$(11,562)	$(26,155)
Amortization of acquired intangible assets	568	569	1,705	1,364
Stock-based compensation expense	3,859	4,415	10,859	14,501
Transaction and acquisition-related costs expensed	18	3	425	1,005
Costs not core to our business	—	63	—	649
Total net adjustments	4,445	5,050	12,989	17,519
Non-GAAP operating income (loss)	$4,647	$(2,260)	$1,427	$(8,636)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(4,396)	$(12,577)	$(27,394)	$(41,724)
Depreciation	3,774	3,848	11,496	11,505
Amortization of software development costs	2,032	1,263	5,278	3,760
Amortization of acquired intangible assets	568	569	1,705	1,364
Interest income	(40)	(673)	(563)	(2,095)
Interest expense	5,771	5,926	17,524	17,577
Income tax expense	6	17	17	26
Stock-based compensation expense	3,859	4,415	10,859	14,501
Transaction and acquisition-related costs expensed	18	3	425	1,005
Restructuring costs	—	—	5,616	—
Gain on repurchase of convertible senior notes	(1,138)	—	(1,138)	—
Costs not core to our business	—	63	—	649
Total net adjustments	14,850	15,431	51,219	48,292
Adjusted EBITDA	$10,454	$2,854	$23,825	$6,568

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(4,396)	$(12,577)	$(27,394)	$(41,724)
Amortization of acquired intangible assets	568	569	1,705	1,364
Stock-based compensation expense	3,859	4,415	10,859	14,501
Transaction and acquisition-related costs expensed	18	3	425	1,005
Gain on repurchase of convertible senior notes	(1,138)	—	(1,138)	—
Costs not core to our business	—	63	—	649
Total net adjustments	3,307	5,050	11,851	17,519
Non-GAAP net loss	$(1,089)	$(7,527)	$(15,543)	$(24,205)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(1,089)	$(7,527)	$(15,543)	$(24,205)
Preferred dividends	(1,600)	—	(2,062)	—
Non-GAAP net loss available to common stockholders	$(2,689)	$(7,527)	$(17,605)	$(24,205)

Weighted average shares outstanding - basic and diluted	32,263,876	32,703,723	32,320,201	32,460,494
Shares used in computing non-GAAP net loss per share - basic and diluted	32,263,876	32,703,723	32,320,201	32,460,494
Non-GAAP net loss per common share - basic and diluted	$(0.08)	$(0.23)	$(0.54)	$(0.75)

Reconciliation of Cash Flows from Operations to Free Cash Flow:
Net cash and cash equivalents provided by (used in) operating activities	$13,208	$(3,054)	$11,074	$(23,515)
Purchases of property and equipment	(2,664)	(3,203)	(9,739)	(10,604)
Cash paid for restructuring costs	745	—	5,201	—

Total net adjustments	(1,919)	(3,203)	(4,538)	(10,604)
Free Cash Flow	$11,289	$(6,257)	$6,536	$(34,119)